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STAPLES, INC. AND SUBSIDARIES
EXHIBIT 12.1
STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                   FISCAL YEAR ENDED                          6 MONTHS ENDED
                                                    1/30/93   1/29/94   1/28/95     2/3/96      2/1/97       8/3/96     8/2/97

Consolidated pre-tax income prior to                $31,218   $32,352   $63,905    $119,845    $173,041     $44,905    $37,648
   extraordinary items

Interest portion of rental expense                   13,058    16,529    23,569      31,538      40,815      20,241     25,786

Net interest expense, including amortization
   of deferred issuance costs                         5,092     7,093    11,037      31,353      53,458      25,591     14,428

Less: interest capitalized                                                                         (611)        (34)      (440)
                                                    ---------------------------------------------------     ------------------

       Earnings                                     $49,368   $55,974   $98,511    $182,736    $266,703     $90,703    $77,422
                                                    ===================================================     ==================

Interest portion of rental expense                  $13,058   $16,529   $23,569    $ 31,538    $ 40,815     $20,241    $25,786

Net interest expense, including amortization
  of deferred issuance costs                          5,092     7,093    11,037      31,353      53,458      25,591     14,428
                                                    ---------------------------------------------------     ------------------

       Fixed Charges                                $18,150   $23,622   $34,606    $ 62,891    $ 94,273     $45,832    $40,214
                                                    ===================================================     ==================

       Ratio of Earnings to Fixed Charges              2.72      2.37      2.85        2.91        2.83        1.98       1.93
                                                    ===================================================     ==================
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